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Exhibit 1.5

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

# Certificate of Amendment

***Canada Business Corporations Act***

# Certificat de modification

***Loi canadienne sur les sociétés par actions***

Neovasc Inc.

Corporate name / Dénomination sociale

404811-3

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Virginie Ethier

Virginie Ethier

Director / Directeur

2018-09-18

Date of amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

# Form 4 / Formulaire 4
# Articles of Amendment / Clauses modificatrices

*Canada Business Corporations Act (CBCA) (s. 27 or 177)*
*Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)*

1 Corporate name
Dénomination sociale
Neovasc Inc.

2 Corporation number
Numéro de la société
404811-3

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Chris Clark

Chris Clark
604-248-4138

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada
IC 3069 (2008/04)

 Schedule / Annexe
Amendment Schedules / Annexes — Modification

                    The Articles of the Corporation be amended to consolidate all issued and outstanding common shares of the Corporation on the basis of 100:1, being that one hundred (100) common shares shall be converted into one (1) common share; provided that if as a result of the consolidation, a holder of common shares would otherwise be entitled to a fraction of a common share, the number of post consolidation common shares issuable to such shareholder shall be rounded up to the next greater whole number of Common Shares if the fractional entitlement is equal to or greater than 0.5 and shall be rounded down to the next lesser whole number of common Shares if the fractional entitlement is less than 0.5.

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  Exhibit 1.5
Schedule / Annexe Amendment Schedules / Annexes — Modification